                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57533, 333-49847, 333-70195, 333-83949 and
333-94841) and on Form S-8 (No. 333-52479) of Cheniere Energy, Inc. of our reports dated March 29, 2002 relating to the consolidated financial statements of Cheniere Energy, Inc. and the financial statements of Gryphon Exploration Company, which appear in this Annual Report on Form 10-K/A on page 35 and page 68, respectively.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 23, 2002